Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. to Present at the

D.A. Davidson 17th Annual Financial Institutions Conference

Ontario, CA, May 8, 2015 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be presenting and hosting one-on-one meetings with investors at the D.A. Davidson 17th Annual Financial Institutions Conference on May 11 and May 12, 2015. The conference will take place at the Embassy Suites Hotel in Denver, Colorado from May 11 to May 13, 2015.

Mr. Myers will be giving a formal presentation on Tuesday, May 12, 2015 at 8:35 a.m. (Mountain Daylight Time). The presentation will be available via live webcast and can be accessed through a presentation link http://wsw.com/webcast/dadco29/cvbf. A replay of the presentation will be available following the conclusion of the webcast and will remain available through August 7, 2015. To access the replay, visit Citizens Business Bank’s website at www.cbbank.com under the “Investors” tab.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of approximately $7.4 billion. Citizens Business Bank serves 43 cities with 40 Business Financial Centers, seven Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.